UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 11, 2011

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,
San Diego, California 92126-4202
(Address of Principal Executive Offices)

(858) 549-6340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 11, 2011, the Articles of Incorporation of RF Industries, Ltd. (the “Company”) were amended pursuant to a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 (the “Certificate of Change”) filed with the Nevada Secretary of State.  The Certificate of Change provided for both a forward stock split of the outstanding shares of the Company’s common stock, $0.01 par value (“Common Stock”), on a 2-for-1 basis (the “Stock Split”), and a corresponding increase in the number of shares of Common Stock that the Company is authorized to issue (the “Share Increase”).  A copy of the Certificate of Change as filed with the Nevada Secretary of State is attached as Exhibit 3.1 to this Current Report on Form 8-K.

As a result of the Stock Split, every one (1) share of the Company’s Common Stock issued and outstanding on the record date of February 24, 2011 was automatically changed into and became two (2) new shares of Common Stock.  Accordingly, the Stock Split has increased the issued and outstanding shares of Common Stock from 2,976,509 pre-Stock Split shares to 5,953,018 post-Stock Split shares.  Pursuant to the Share Increase, the number of authorized shares of Common Stock has increased from 100,000,000 to 200,000,000 shares of Common Stock.  The Stock Split and the Share Increase were approved by the Company’s Board of Directors, but stockholder approval was not required, pursuant to NRS 78.207 and 78.209.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2011

By:	/s/ Howard Hill
Howard Hill
President, Chief Executive Officer